Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

Description	Registration Statement Number

Form S-3
Lowe’s Stock Advantage Direct Stock Purchase Plan	333-155748
Debt Securities, Preferred Stock, Common Stock	333-161697

Form S-8
Lowe’s 401(k) Plan	33-29772
Lowe’s Companies, Inc. 1994 Incentive Plan	33-54499
Lowe’s Companies, Inc. 1997 Incentive Plan	333-34631
Lowe’s Companies, Inc. Directors’ Stock Option Plan	333-89471
Lowe’s Companies, Inc. 2001 Incentive Plan	333-73408
Lowe’s Companies Benefit Restoration Plan	333-97811
Lowe’s Companies Cash Deferral Plan	333-114435
Lowe’s Companies, Inc. 2006 Long-Term Incentive Plan	333-138031
Lowe’s Companies Employee Stock Purchase Plan – Stock Options for Everyone	333-143266

of our reports dated March 28, 2011, relating to the consolidated financial statements and financial statement schedule of Lowe's Companies, Inc. and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in and incorporated by reference in this Annual Report on Form 10-K of the Company for the fiscal year ended January 28, 2011.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
March 28, 2011